EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126999) of The Goodyear Tire & Rubber Company of our report dated October 7, 2005 relating to the financial statements of the Goodyear Dunlop Tires North America, Ltd. 401(k) Retirement Savings Plan for Salaried Employees, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Buffalo, New York
June 27, 2006